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                                                                    EXHIBIT 23.4



Board of Directors
Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201

March 31, 2004


     We hereby consent to the reference to our firm in the proxy statement/prospectus related to the proposed merger transaction involving Issaquah Bancshares, Inc. and Cascade Financial Corporation, and to the inclusion of our opinion letter as Appendix C to the proxy statement/prospectus.

                                        Very truly yours,

                                        COLUMBIA FINANCIAL ADVISORS, INC.


                                        By:  /s/  Robert J. Rogowski
                                        ----------------------------
                                        Robert J. Rogowski